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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  February 8, 1999


                                eFax.com, Inc.

            (Exact name of registrant as specified in its charter)
                                   Delaware
               (State or other jurisdiction of incorporation)

          0-22561                                    77-0182451
    (Commission File No.)                (IRS Employer Identification No.)

                              1378 Willow Road
                      Menlo Park, California  94025
            (Address of principal executive offices and zip code)


    Registrant's telephone number, including area code: (650) 324-0600

                    (Formerly known as JetFax, Inc.)


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The Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended, related to eFax.com, Inc., a Delaware corporation ("eFax.com") that may involve substantial risks and uncertainties. Actual results and developments therefore may differ materially from those described or incorporated by reference in this report. For more information about eFax.com and risks arising when investing in eFax.com, you are directed to eFax.com's most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission (the "Commission").


Item 5.   Other Events.

Pursuant to a Certificate of Ownership and Merger, which provides for the merger of eFax.com, Inc., a Delaware corporation and wholly owned subsidiary of the JetFax, Inc., filed with the Delaware Department of Corporations and declared effective on February 8, 1999, the corporate name of JetFax, Inc., a Delaware Corporation has been changed to "eFax.com, Inc." All agreements, actions, filings and reports made after February 8, 1999 shall bear the name "eFax.com, Inc." The symbol for the Company's common stock as reported on the Nasdaq National Market, effective at the close of business on February 8, 1999, shall be "EFAX." Further information is available in a press release dated February 8, 1999, a copy of which is attached as Exhibit 99 and the full text of which is incorporated by reference herein.


Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

(c)   Exhibits


 Exhibit
   No.                    Description
--------     ------------------------------------
   99        Press Release dated February 8, 1999.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   eFax.com, Inc.



Dated:  February 8, 1999                    By:  /s/ Rudy Prince
                                               ----------------------------
                                                    Rudy Prince
                                       President and Chief Executive Officer



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